SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for use of the Commission only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   QMED, INC.
                (Name of Registrant as Specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

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         2.       Aggregate number of securities to which transaction applies:

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         3.       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:

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         4.       Proposed maximum aggregate value of transaction:

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         Check box if any part of the fee is offset as provided by Exchange Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

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         2.       Form, Schedule or Registration Statement No.:

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         4.       Date Filed:

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                                   QMED, INC.
                               25 Christopher Way
                           Eatontown, New Jersey 07724
                            ________________________

                            NOTICE OF ANNUAL MEETING
                            ________________________
                                                                  March 31, 2003


         NOTICE IS HEREBY given that the Annual Meeting of the stockholders of QMed, Inc. (the "Company"), will be held at the Sheraton Eatontown Hotel, 6 Industrial Way East, Eatontown, New Jersey 07724, on May 12, 2003 at 10:00 A.M., for the following purposes:


         1. To elect nine Directors.

         2. To approve the QMed, Inc 2003 Outside Directors Equity Plan (the "Outside Directors Plan").

         3. To ratify the selection of the Company's independent certified public accountants for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 8, 2003 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the 2003 Annual Meeting of stockholders. Only stockholders of record as of the close of business on April 8, 2003 will be entitled to notice of and to vote at the Annual Meeting.

         Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

         THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                           By Order of the Board of Directors
                                           Herbert H. Sommer, Secretary

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                     THIS PAGE INTENTIONALLY LEFT BLANK




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                                   QMED, INC.
                               25 Christopher Way
                           Eatontown, New Jersey 07724

                            ________________________

                                 PROXY STATEMENT
                            _________________________



                                                                  March 31, 2003


         This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the 2003 Annual Meeting of stockholders (the "Meeting") of QMed, Inc. (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on or about April 11, 2003. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

         Shares of the Company's common stock, $.001 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein and in favor of proposal Nos. 2 and 3. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

         PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

         The mailing address of the principal executive offices of the Company is 25 Christopher Way, Eatontown, NJ 07724. The annual report of the Company for the fiscal year ended November 30, 2002 ("Fiscal 2002") on Form 10-K, including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

FREQUENTLY ASKED QUESTIONS CONCERNING THIS PROXY STATEMENT

Q:       Why am I receiving these materials?

A: The Board of Directors is providing these proxy materials for you in connection with the Company's Annual Meeting of stockholders which will take place on May 12, 2003. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:       What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2002 Annual Report on Form 10-K is also enclosed.

Q:       What proposals will be voted on at the meeting?

A:       There are three proposals scheduled to be voted on at the meeting:

         o        To elect the following directors: Michael W. Cox, Bruce F.
                  Wesson, Jane A. Murray, David Feldman, Richard I. Levin, Lucia L. Quinn, John J. Gargana, Jr., A. Bruce Campbell and Herbert H. Sommer;

         o        To approve the Company's 2003 Outside Directors Equity Plan;
                  and

         o To ratify the selection of Amper, Politziner & Mattia, P.A. as the Company's independent auditors.

Q:       What are the voting recommendations of the Board of Directors?

A: A majority of the members of the Board of Directors recommend that you vote your shares "FOR" each of the nominees to the Board of Directors and the Board of Directors unanimously recommends that you vote your shares "FOR" all of the proposals.

Q:       Who is entitled to vote?

A: Stockholders as of the close of business on April 8, 2003 (the "Record Date") are entitled to vote at the Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most QMed stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         Stockholder of Record

         If your shares are registered directly in your name with QMed's Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by QMed. As the stockholder of record, you have the right to grant your voting proxy directly to QMed or to vote in person at the meeting. QMed has enclosed a proxy card for you to use.

         Beneficial Owner

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:       What class of shares are entitled to be voted?

A: Each share of Common Stock outstanding as of the close of business on the Record Date, is entitled to one vote on each proposal at the Annual Meeting. As of March 10, 2003, there were 14,511,070 shares of Common Stock issued and outstanding.

Q:       What does it mean if I receive more than one proxy card?

A: It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q:       How do I vote?

A: Sign and date each proxy card you receive (many stockholders receive multiple proxies) and return it in the postage prepaid envelope. If you return your signed proxy but fail to indicate your voting preferences, the Company will vote on your behalf "FOR" the election of the nine director nominees as directors, the adoption of the Outside Directors Plan, and the ratification of the selection of the independent auditors. You have the right to revoke your proxy at any time before the meeting by (1) notifying the Company's Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

         Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

         The holders of all classes of shares of the Company will vote together, as a single class, on all matters properly brought forth at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors of the Company.

         With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all of the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the director nominees.

         With respect to the other proposals, you may (1) vote for the proposal,
         (2) withhold your vote for a proposal, or (3) abstain. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of each of such proposals.

         If you sign, date, and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers of the Company. We encourage you to vote and to vote promptly. Voting promptly may save the Company the expense of a second mailing.

         We encourage you to complete, sign, date, and return the enclosed proxy card before the date of the Annual Meeting to make sure that a quorum is present at the Annual Meeting. If a quorum is not present at the Annual Meeting, the designated proxy holder in the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q:       What constitutes a quorum?

A: The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of the issued and outstanding shares, present or represented by proxy, of the Company as of the Record Date.

Q:       How do I sign the proxy?

A: Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q:       Who will count the votes?

A: American Stock Transfer & Trust Company, Transfer Agent for the Company, will tabulate the votes and persons that are members of the Company's accounting staff will act as the inspectors of election.

Q:       How many votes are needed for approval of each proposal?

A: There are differing vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting. On this basis, the nine nominees receiving the most votes will be elected directors. Abstentions, broker non-votes (as described below), and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominees. The proposals to adopt the Outside Directors Plan and ratify the selection of the auditors will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted either for or against the proposal.

         Shares that are voted "FOR", "AGAINST" or "ABSTAIN" with respect to any proposal brought at the Annual Meeting are treated as being present at the Annual Meeting for purposes of establishing a quorum. With regard to the election of directors, votes that are withheld for any nominee will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will have the same effect as voting against a proposal. Common Stock of the Company represented by proxies which contain one or more broker "non-votes" are counted as present for purposes of determining whether a quorum is present for the Annual Meeting but are not considered to have voted for a proposal. Accordingly, a broker non-vote will not affect the outcome of the voting on a proposal. A "non-vote" occurs when a broker or other nominee holding shares of the Company for a beneficial owner votes on one proposal but does not vote on another proposal because such broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q:       Who can attend the Annual Meeting?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker's statement, to the Annual Meeting to receive admittance.

Q:       What percentage of stock do the directors and officers own?

A: Together, our directors and officers own approximately 42% of the Common Stock as of March 10, 2003. (See page 15 for details.)

Q:       Who are the largest principal stockholders?

A:       Galen Partners III, L.P. (27%) and Michael W. Cox (11%).

Q: When are stockholder proposals and nominations for the Board of Directors for the 2004 Annual Meeting due?

A: Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting, and nominations of candidates for election to the Board of Directors at the 2004 Annual Meeting, must be submitted in writing by December 12, 2003 to the Corporate Secretary. Such proposals and nominations must be in compliance with applicable laws and regulations, as well as the Company's currently enacted Certificate of Incorporation and by-laws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

         Copies of by-laws provisions: You may contact QMed's Corporate Secretary at our headquarters for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:       Where can I find the voting results of the meeting?

A. We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the 2nd quarter of Fiscal Year 2003.

Q:       Who will bear the cost of soliciting votes for the meeting?

A: The Company will bear all expenses for soliciting the proxies. Proxies may be solicited by mail, telephone, or electronic mail by the Company and its management and employees but they will not receive any additional compensation for these services. The Company will request brokers, nominees and other fiduciaries and custodians who hold shares of stock of the Company in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. The Company will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's by-laws provide that the Board of Directors be comprised of three to nine Directors. The Board of Directors have, pursuant to the by-laws, fixed the number of directors to serve until the next Annual Meeting of stockholders at nine. Therefore, nine Directors are to be elected until the next Annual Meeting or until their successors have been elected and qualified. Proxies are solicited in favor of the nominees named below, all of whom are now serving as Directors. In the event one or more of the nominees is unable to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. The Company is unaware of any information which would indicate that any of the nominees will be unable to serve and is not presently considering any additional persons to serve on the Board.

                                        Director
Name                           Age       Since        Present Title
----                           ---       -----        -------------

Michael W. Cox                 61        1983         Chief Executive Officer,
                                                      President and Treasurer

Jane A. Murray                 40        2001         Chief Operating Officer,
                                                      Executive Vice President
                                                      and Director

Bruce F. Wesson                60        2001         Chairman of the Board

David Feldman                  62        1999         Director

Richard I. Levin, M.D.         54        1983         Director

Lucia L. Quinn                 49        2002         Director

John J. Gargana, Jr.           71        2003         Director

A. Bruce Campbell, Ph.D.,
   M.D., F.A.C.D.              54        1999         Director

Herbert H. Sommer              45        1996         Secretary and Director

         Directors are elected to serve until the next Annual Meeting of stockholders and until their successors have been elected and qualified. The Company's officers are appointed by the Board of Directors and hold office at the will of the board.

         Mr. Cox, a founder of the Company, has served as its President and Treasurer since February, 1983 and served as Chairman of the Board from 1983 to 1996.

         Ms. Murray was appointed Chief Operating Officer, Executive Vice President and a Director of the Company in December 2001. Ms. Murray has served the Company and its various subsidiaries for 16 years, including Executive Vice President - Operations of the Company's Interactive Heart Management Corp. subsidiary for the past two years.

         Mr. Wesson joined the Company's Board of Directors as Chairman in April 2002. Under the Company's by-laws, the function of the Chairman is to preside over meetings of the Board and stockholders and it is not an executive position. He serves as a General Partner of Galen Partners since 1991 and had served as a Managing Director in the Corporate Finance Division at Smith Barney, where he worked for over 23 years. During his tenure at Smith Barney, he was Chairman of the Valuation and Opinion Committee for Corporate Finance, in which capacity he was ultimately responsible for all of valuation and opinions given by Smith Barney. He currently serves on the boards of Crompton Corporation, Halsey Drug Co., Inc., Encore Medical Corp. and several of Galen's privately held portfolio companies. He is a Trustee of Colgate University and served as President of Colgate's Alumni Corporation Board of Directors from 1997-1999. He currently serves on the board of the Overlook Hospital Foundation.

         Mr. Feldman was appointed Chairman of the Board in March 1999. In 2001, he indicated his other commitments prevented him from continuing to serve as Chairman and his willingness to serve as a director. Mr. Feldman is director of a number of mutual funds in the Dreyfus Group and of Heitman Financial LTD., a real estate investment firm. He is former Chairman and CEO of AT&T Investment Management Company, the management subsidiary of the telecommunications giant's pension funds. At the time of his retirement in 1997, Mr. Feldman had responsibility for the management of $70 billion in assets. He was the first Chairman of the New York Stock Exchange Pension Managers Advisory Committee as well as former Chairman of the Financial Executives Institute's Committee on Investment of Employee Benefits Assets. He continues to serve as an ex-officio member of the latter two organizations.

         Dr. Levin, a founder of the Company, is currently a Cardiovascular Consultant and Contributing Lecturer, each of which is not an executive position. Dr. Levin is a Professor of Medicine and Vice Dean for Faculty and Academic Affairs at New York University School of Medicine. He has served as a member of the New York University School of Medicine faculty and in several administrative capacities since 1980. Dr. Levin is a past President of the American Heart Association, New York City affiliate and is the current President of the Heritage Affiliate of the Association. He is certified as a Diplomate from the National Board of Medical Examiners, American Board of Internal Medicine and in the sub-specialty of Cardiovascular Diseases (American Board of Internal Medicine). Dr. Levin also is a Fellow of the American College of Physicians, Fellow of the American College of Cardiology, Fellow of the American Heart Association and a member of the American Federation for Clinical Research, among other professional affiliations.

         Dr. Campbell was appointed a Director in February 1999. He served as President of Monsanto Health Solutions from 1997 to 1998, Senior Vice President of Aetna US Healthcare, Inc., the nation's largest health insurer from 1996 to 1997 and Chief Medical Officer of Aetna Health Plans from 1994 to 1996. He was also Vice President, Medical Programs, for Scripps Health and is currently President and CEO of Camber Companies, LLC, a privately funded multi-disciplinary musculoskeletal ambulatory treatment center business.

         Ms. Quinn was appointed a Director in May 2002. She is currently Senior Vice President, Advanced Diagnostics of Quest Diagnostics Incorporated, responsible for Business Development, as well as Science and Innovation. She joined Quest in April 2001 after serving as Vice President, Corporate Strategy Marketing for Honeywell from 1999 to 2001, including her tenure in a similar capacity for Allied Signal which merged with Honeywell in 1999. She has more than 25 years experience in business planning and strategy development, general management and operations for global technology firms including Westinghouse and Digital Equipment. Ms. Quinn serves as a member of the Board of Trustees of Simmons College and overseer of the Museum of Science, Boston, Massachusetts.

         Mr. Gargana was appointed a Director effective March 2003. Mr. Gargana was Vice President, Treasurer and Chief Financial Officer of the Lord, Abbett Group of Mutual Funds until his retirement in 1996. He is also a former member both of the Operations Committee and of the Accounting/Treasurer's Committee of the Investment Company Institute. A graduate of St. Peter's College, he was an auditor at Deloitte Touche prior to joining Lord Abbett in 1965. Lord Abbett is a private, independent money management company with over $48 billion in assets (as of December 31, 2002), including a broad family of mutual funds as well as separately managed equity, fixed-income and balanced accounts for corporations, institutions and individuals. Founded in 1929, it is one of the nation's longest continuously existing money management firms.

         Mr. Sommer was appointed a Director and Secretary of the Company in June 1996. Mr. Sommer, whose firm, Sommer & Schneider LLP, serves as the Company's outside general counsel, has engaged in the private practice of law for the past 20 years and is licensed to do so in the State of New York. Mr. Sommer's distinctions include serving as the founding Chairman of the Securities Law Committee of the Nassau County Bar Association from 1989 to 1991.

         On April 4, 2001, the Company agreed to nominate or appoint one designee of Galen Partners III, L.P., as a director so long as Galen Partners III, L.P. and two other affiliated investment funds own an aggregate of 2,000,000 of the Company's shares. Mr. Wesson fills that capacity.

         For information concerning meetings, committees and compensation paid to the above nominees during Fiscal 2002, see "Information Concerning the Board of Directors and Committees."

Executive Officers

         The following people also serve as executive officers of the Company:

         William T. Schmitt, Jr., CPA       Senior Vice President, Chief
                                            Financial Officer

         Teri Kraf, R.N., M.H.A.            Senior Vice President, Health
                                            Management Services

         John W. Siegel                     Senior Vice President, Sales and
                                            Field Services

         Debra A. Fenton, CPA               Controller and Assistant Secretary

         Mr. Schmitt (42) was appointed Senior Vice President, Chief Financial Officer of the Company in October 2002. Prior to his appointment he served as Senior Vice President & Chief Financial Officer of SOS Security Incorporated, a privately held regional security, protection and consulting firm. His responsibilities there included the growth and strategic direction of SOS, as well as, overseeing its finance, tax, banking, human resource and IT departments as well as mergers and acquisitions. He became a full time executive at SOS in July 1994, after 11 years of public accounting. He is a graduate of Rider College with a Bachelor of Science in Commerce, he is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and Financial Executive International.

         Ms. Kraf (53) has been with the Company since 1984. Ms. Kraf is responsible for the overall physician implementation of the ohms|cad system nationwide. At present, Ms. Kraf's implementation team consists of a group of nurse professionals with diverse backgrounds in cardiology and managed care. Prior to joining the Company, Ms. Kraf was the Director Emergency Services and Director of the Emergency Care Institute of Bellevue Hospital, managing a staff in excess of 200 health professionals. Ms. Kraf is married to Mr. Cox.

         Mr. Siegel (47) Senior Vice President, Sales and Field Services, has been with the Company since 1987. Mr. Siegel's background includes extensive experience in the healthcare, disease management and medical capital equipment industries. During Mr. Siegel's tenure at the Company, he has held a variety of management positions including sales, management, business development and field implementation services. In Mr. Siegel's current position, he is in charge of all aspects of account management, including prospecting, contract negotiations, implementation and field management. In past positions, he was responsible for managing over 50 sales people selling medical diagnostic equipment. He has over 16 years experience in successfully interacting with generalist and specialist physicians and healthcare companies. Mr. Siegel received a bachelor's degree in Business Management from Florida Atlantic University. Mr. Siegel is married to Ms. Murray.

         Ms. Fenton (38) CPA, has been with the Company since 1988. Ms. Fenton's area of financial expertise includes financial planning and SEC reporting; employee benefit programs and various types of business insurance. Ms. Fenton is a licensed Certified Public Accountant and a member of the NJSCPA and the AICPA.

                                 PROPOSAL NO. 2

          ADOPTION OF THE QMED, INC. 2003 OUTSIDE DIRECTORS EQUITY PLAN


General

         The Board of Directors approved and proposes that the stockholders ratify the adoption of the Company's 2003 Outside Directors Equity Plan (the "Outside Directors Plan") and the reservation of 250,000 shares of Common Stock, subject to adjustment, for award pursuant to the Outside Directors Plan. The Board of Directors believes the proposed Outside Directors Plan will assist the Company in attracting and retaining qualified outside directors and encourage stock ownership by such directors. The closing price of shares of Common Stock as reported by the Nasdaq Small Cap Market was $7.27 on March 28, 2003.

Summary of Outside Directors Plan

         The Company's Outside Directors Plan provides for the granting of stock awards and stock options to Eligible Directors. An "Eligible Director" is a member of the Board of Directors who is not an employee of the Company or any subsidiary of the Company (an "Outside Director"). The Outside Directors Plan also provides, under certain circumstances, that Eligible Directors may elect to defer receipt of all or a portion of their retainer and attendance fees in the form of Common Stock.

         The Outside Directors Plan provides for the issuance of up to 250,000 shares of Common Stock. The shares of Common Stock available under the Outside Directors Plan will be offered and issued directly by the Company.

         As of the date of each Annual Meeting of stockholders under the terms of the Outside Directors Plan, each Eligible Director will automatically receive an option to purchase 2,500 shares of Common Stock, provided such Eligible Director continues to serve as a director of the Company after such Annual Meeting of stockholders.

         Under the Outside Directors Plan, the options granted are exercisable one year after the date the options are granted, and assuming the director remains a member of the Board. The exercise price may be paid, in whole or in part, (i) in cash; (ii) in whole shares of Common Stock, valued at their then Fair Market Value (as defined in the Outside Directors Plan); (iii) pursuant to an election prior to or coincidental with such exercise to satisfy the exercise price through the withholding of shares issuable upon exercise of the option and valued at their then Fair Market Value; or (iv) by a combination of such methods of payment. The Company may enter into any arrangement permitted under applicable laws (but only to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to facilitate the "cashless" exercise of any option.

         Generally, an option may be exercised by an Eligible Director during the period that director remains a member of the Board of Directors and for a period of ten years. However, only those options exercisable at the date of retirement may be exercised during the period following retirement unless the Compensation Committee determines otherwise and in no event will the options be exercisable more than ten years after the date of the grant. In the event of the death of an Eligible Director, the options shall be exercisable only within the three years next succeeding the date of death. However, only those options exercisable at the date of the Eligible Director's death may be exercised during the period following death unless the Executive Evaluation and Compensation Committee determines otherwise and in no event shall the options be exercisable more than ten years after the date of grant.

         The exercise price of each option is 100% of the Fair Market Value of the Common Stock subject to an option on the date the option is granted.

         In the event that payment of the option price is made by delivering shares to the Company, the optionee generally will not recognize any gain with respect to the exchanged shares, and special rules will apply in determining the basis of the new shares received. In addition, the fair market value of the additional shares received by the optionee will be taxable as ordinary income. In the event that shares issuable upon exercise are withheld by the Company in payment of the option price, the Fair Market Value of the additional shares received by the optionee will be taxable as ordinary income.

         An Eligible Director may elect annually (the "Equity Election"), prior to each payment date, to defer all or a portion of the amounts paid by the Company to such Eligible Director as a retainer for services to be rendered as a member of the Board of Directors for committee service and attendance fees during any fiscal year of the Company, in the form of Common Stock. On the applicable payment date, the number of shares of Common Stock equal to (i) the portion of the retainer specified in the Equity Election divided by (ii) the Fair Market Value of the Company's Common Stock on the day preceding the payment date, will be issued and placed in a trust for the benefit of such Eligible Director.

         The Board of Directors or the Executive Evaluation and Compensation Committee may terminate, suspend, modify or amend the Outside Directors Plan at any time, provided that such amendment does not impair the rights of an optionee or recipient with respect to any stock award or stock option previously granted under the Outside Directors Plan and that stockholder approval is required to the extent that such stockholder approval is necessary to comply with applicable provisions of Section 16 of the Exchange Act (or Rule 16b-3 thereunder) or any other requirement of applicable law or regulation. Notwithstanding the foregoing, the provisions of the Outside Directors Plan with respect to eligibility for participation or the timing or amounts of grants of stock awards or stock options may not be amended more than once every six months (other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended).

         The Outside Directors Plan will be administered by the Executive Evaluation and Compensation Committee of the Board of Director or successor thereto, but all grants shall be fixed by the formula contained in the Plan.

         The text of the Outside Directors Plan is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.

Information Concerning the Plan and Other Company Equity Compensation Plans

         The following table sets forth information concerning the number of Company securities which may be issued under all of the Company's equity compensation plans existing on November 30, 2002:

                                         Equity Compensation Plan Information

                                           (a)                       (b)                             (c)
                                --------------------------- ------------------------- ---------------------------------
                                                                                      Number of securities remaining
                                Number of securities to     Weighted-average          available for future issuance
                                be issued upon exercise     exercise price of         under equity compensation plans
                                of outstanding options,     outstanding options,      (excluding securities reflected
                                warrants and rights         warrants and rights       in column (a))
Plan Category
------------------------------- --------------------------- ------------------------- ---------------------------------
Equity compensation plans
approved by shareholders                1,481,143                    $4.51                          1,296,864
------------------------------- --------------------------- ------------------------- ---------------------------------
Equity compensation plans not
approved by shareholders                   62,500                    $3.34                                  0
------------------------------- --------------------------- ------------------------- ---------------------------------
TOTAL                                   1,543,643                    $4.46                          1,269,864
------------------------------- --------------------------- ------------------------- ---------------------------------

         Additional information concerning the Company's equity compensation plans and other outstanding warrants is set forth in Note 13 to the Notes to consolidated financial statements of the Company filed as part of the Company's Form 10-K Report for the year ended November 30, 2002 and is included in the Annual Report to stockholders that accompanies this Proxy Statement.

Stockholder Vote Required

         The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the ratification of the Outside Directors Plan.

         The Board of Directors recommends a vote FOR ratification of the Outside Directors Plan.

                                 PROPOSAL NO. 3

              TO RATIFY THE SELECTION OF AMPER, POLITZINER & MATTIA
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has recommended that Amper, Politziner & Mattia, P.A. be retained as the Company's independent certified public accountants for the fiscal year ending November 30, 2003. Although this recommendation is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's Annual Meeting. In the event the stockholders do not ratify the retention of Amper, Politziner & Mattia, P.A., the selection of other independent auditors will be considered by the Audit Committee. See "Relationship with Independent Certified Public Accountants."

Stockholder Vote Required

         The affirmative vote of the holders of a majority of the shares present in person and by proxy and voting at the Meeting is required for ratification of the selection of independent certified public accountants.

         The Board of Directors recommends a vote FOR ratification of the selection of Amper, Politziner & Mattia, P.A.


                        VOTING SECURITIES AND RECORD DATE

         Holders of Common Stock of the Company of record at the close of business on April 8, 2003 are entitled to notice and to vote at the Meeting. At the close of business on March 10, 2003 the Company had 14,511,070 shares of Common Stock outstanding, each of which entitled the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 10, 2003, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company and by all executive officers and directors of the Company, as a group:

                                                                  Approximate
                                    Approximate                   Percent of
Name                             Number of Shares (1)              Class (2)
----                             --------------------             ----------
Michael W. Cox                        1,589,600(3)                     11%

Jane A. Murray                          166,001(4)                      1%

Bruce F. Wesson                       4,338,911(5)                     27%

Richard I. Levin, M.D.                  192,728(6)                      1%

David Feldman                            10,000                        <1%

Herbert H. Sommer                            -0-                        0%

A. Bruce Campbell, M.D.                  10,000(7)                     <1%

Lucia L. Quinn                               -0-                        0%

John J. Gargana, Jr.                     16,500(8)                     <1%

Galen Partners III, L.P.              4,338,911(9)                     27%

Officers and
Directors as a
Group (9 Persons)                     6,715,733(10)                    42%

------------
(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) Based upon 14,511,070 shares of Common Stock outstanding as of March 10, 2003 and, with respect to each stockholder, the number of shares which would be outstanding upon the exercise by such stockholder of outstanding rights to acquire stock, either upon exercise of outstanding options, warrants or conversion of other securities.

(3) Includes 315,500 shares which may be obtained upon the exercise of outstanding options. Does not include 51,770 shares owned or 124,008 shares which may be acquired by Teri Kraf, Mr. Cox's wife, who also serves as an executive officer of the Company.

(4) Consists of 166,001 shares which may be acquired upon the excuse of outstanding stock options. Does not include 5,700 shares owned or 142,375 shares which may be acquired by John Siegel, Ms. Murray's husband, who also serves as an executive officer of the Company.

(5) Mr. Wesson is a General Partner of Galen Partners, as well as various entities formed by Galen Partners to manage investment funds. Accordingly, his ownership includes the shares Galen Partners III L.P. beneficially owns. See Note (9), infra. Mr. Wesson personally owns 7,617 shares of the Company's Common Stock and warrants to purchase 38,333 shares, which are included in Galen Partners III ownership set forth in the above table.

(6) Includes 169,114 shares which may be obtained upon the exercise of outstanding options.

(7) Consists of 10,000 shares which may be obtained upon the exercise of outstanding options.

(8) Includes 2,500 shares which may be obtained upon the exercise of outstanding options.

(9) Includes 2,810,652 shares owned by Galen Partners III, L.P. and two other private funds which are managed jointly with Galen Partners III L.P. (collectively the "Galen Funds"), and 1,578,259 shares which may be acquired by the Galen Funds and persons managing the Galen Funds upon the exercise of outstanding warrants.

(10) Includes a total of 2,519,897 shares which may be obtained by officers and directors upon the exercise of outstanding options or warrants, as well as the shares beneficially owned by Galen Partners III.

         The business address of Messrs. Cox, Gargana, Dr. Levin and Ms. Murray is 25 Christopher Way, Eatontown, New Jersey 07724. Dr. Campbell's business address is 302 W. Main Street, Suite 208, Avon, Connecticut 06001. Mr. Feldman's business address is 466 Lexington Avenue, New York, New York 10017. Ms. Quinn's business address is One Malcolm Avenue, Teterboro, NJ 07608. Galen Partners III, L.P. address is 610 Fifth Avenue - 5th Floor, Rockefeller Center, New York, New York 10020, which is also Mr. Wesson's business address. Mr. Sommer's business address is Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York 11530.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten-percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 30, 2002 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Richard Levin filed one Form 4 late relating to an option exercise because of a misunderstanding (sales of shares underlying the option were reported timely), Debra Fenton filed one Form 4 late relating to a sale that was executed on the last day of the month and the settlement and confirmation was not received until the following month, and Jane Murray and Teri Kraf each filed one Form 4 late relating to an exempt option grant under the Company's stock option plans. The Company has developed procedures to improve compliance on an on-going basis.


            INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEES

General

         Our Board of Directors held a total of five meetings during Fiscal 2002 and the Committees held a total of 13 meetings. All of our directors attended 75% or more of the meetings of the Board and meetings of Committees of the Board on which they served. The Board has a standing Audit Committee and Executive Evaluation and Compensation Committee ("Compensation Committee").

Governance

         The Company's management and Board of Directors is committed to good business practices, transparency in financial reporting and responsible corporate governance. To that end, we have been reviewing our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the Nasdaq Small Cap Market.

         We have not yet amended any of the Committee charters pending the adoption of final rules by the Nasdaq Small Cap Market, however, our Board and Audit Committee reviews the Company's critical accounting policies, discusses the results of the audit with the independent accountants, reviews the independence of the independent accountants and reviews certain aspects of the Company's accounting process, including the adequacy of its internal controls.

Audit Committee

         The Board of Directors established an Audit Committee by resolution dated February 20, 1998 and its charter was reviewed and amended June 7, 2000. The Audit Committee presently consists of three members, Messrs. Feldman, Campbell and Gargana. Mr. Gargana joined the Audit Committee after the Committee reviewed and reported to the Board upon the Company's financial statements for Fiscal 2002. The primary purposes of the Audit Committee is (i) to review the scope of the audit to be performed; (ii) to meet with the Company's independent certified public accountants to review the results of the audit; (iii) to review with the Company's independent certified public accountants the Company's internal auditing proceedings and controls; (iv) select and retain the Company's independent certified public accountants; (v) to review the Company's quarterly financial statements prior to public issuance; and (vi) approve any non-audit services to be provided by our auditors.

         In the absence of a compensation, stock option or special committee comprised of a majority of independent directors, the Audit Committee will review any transaction of the Company in which a Director or officer has a material interest.

Executive Evaluation and Compensation Committee

         The Board of Directors established the Compensation Committee pursuant to a written charter on December 6, 2001. The Committee's members are Bruce F. Wesson, Chairman, David Feldman and Herbert H. Sommer, each of whom are non-employee directors. Mr. Sommer will resign from the Committee following the Annual Meeting as a result of the expectation that compensation to be paid by the Company to the law firm in which he is a partner will exceed $60,000 during Fiscal 2003. In addition to providing the Board with recommendations for the policy and process for executive evaluation and compensation review, the Board dissolved the several Stock Option Committees and delegated authority over the Company's various equity compensation plans to the Compensation Committee in order to unify compensation issues under one committee.

Board Compensation

         Directors who are employed as executive officers receive no additional compensation for service on the Board. All Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

         Prior to Fiscal 2002, non-employee directors did not receive any compensation for their services. In Fiscal 2002, upon the recommendation of the Compensation Committee, the Board of Directors established a compensation plan for outside directors, pursuant to the Plan, each non-employee director receives an annual retainer of $7,500, a $1,000 annual retainer for each committee on which a Director serves, an annual retainer of $500 for services as a Committee chairperson and the annual grant of a ten-year option to purchase 2,500 shares of Common Stock, which vests on the first anniversary of the grant. In addition, each outside director is to receive a personal attendance fee of $250 per Board or Committee meeting. Outside Directors that could not receive options due either to their service on the Compensation Committee, or that are prohibited from receiving compensation by their employers conflict of interest policy, were given the cash equivalent of the options that would have been granted. In Fiscal 2002, the total cash compensation paid to the outside Directors was $76,750. For Fiscal 2003, payments of annual retainers will be on a quarterly basis.

         The Outside Director Plan, which is proposed to be ratified by the Company's Stockholders, will permit the granting of options to the outside Directors, including those that serve on the Compensation Committee and will permit Directors to defer a specified portion of their cash compensation by election to receive shares of Common Stock in lieu of cash.

Compensation Committee Interlock and Insider Participation

         The Compensation Committee of the Board of Directors is comprised of Messrs. Wesson, Feldman and Sommer. Sommer & Schneider LLP, a law firm in which Mr. Sommer is a partner, provides legal services to the Company. In Fiscal 2002, the fees for such services did not exceed the amount that would require disclosure under "Certain Relationships and Related Transactions," below. Since the Audit Committee approved an increase in the monthly retainer paid to Sommer & Schneider LLP, Mr. Sommer will resign from the Compensation Committee at the 2003 Annual Meeting.

         Mr. Cox, the Company's Chief Executive Officer and Ms. Murray, the Company's Chief Operating Officer and Mr. Schmitt, the Company's Chief Financial Officer, attend meetings of the Compensation Committee to provide information concerning executive performance and make recommendations concerning the option grants and compensation plans.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers who were serving in such capacity on November 30, 2002 whose total salary and bonus for the fiscal year ended November 30, 2002 exceeded $100,000:

                                                                 Other
                          Year                                   Annual    Restricted                               All Other
Name and Principal        Ended                                  Compen-     Stock       Options/       LTIP         Compen-
Position                 Nov. 30        Salary       Bonus       sation      Awards        SARs        Payouts       sation(1)
------------------       -------        ------       -----       ------    ----------    --------      -------      ----------
Michael W. Cox            2002         $254,808    $    -0-      $ -0-        -0-           0/0        $ -0-         $ 1,667
President, Chief          2001          250,000         -0-        -0-        -0-           0/0          -0-           2,320
Executive Officer         2000          140,400         -0-        -0-        -0-           0/0          -0-           2,106

Jane A. Murray            2002         $201,009    $    -0-      $ -0-        -0-        30,000/0      $ -0-         $ 1,667
Chief Operating           2001          150,000      8,750         -0-        -0-        65,000/0        -0-           2,320
Officer                   2000          115,418     26,250         -0-        -0-        25,000/0        -0-           2,125

John W. Siegel            2002         $155,614    $35,000       $ -0-        -0-           0/0        $ -0-         $ 1,667
Sr. Vice President,       2001          132,644     50,063         -0-        -0-        37,375/0        -0-           2,320
Sales & Field Serv.       2000          122,764     17,500         -0-        -0-        40,000/0        -0-           2,103

Teri Kraf                 2002         $151,580    $12,000       $ -0-        -0-        15,000/0      $ -0-         $ 1,667
Sr. Vice President,       2001          123,703      1,000         -0-        -0-         5,008/0        -0-           2,320
Health Mngmt. Serv.       2000           99,360         -0-        -0-        -0-        25,000/0        -0-           1,490

Debra Fenton              2002         $105,490    $    -0-      $ -0-        -0-           0/0        $ -0-         $ 1,667
Controller                2001           99,125         -0-        -0-        -0-         4,140/0        -0-           1,487
                          2000           84,257         -0-        -0-        -0-        12,000/0        -0-           1,264
----------------------

(1) Consists of amounts contributed by the Company on behalf of such individual as a matching contribution under the Company's 401(k) Plan.

Stock Option Plans

         On February 3, 1986, the Company's Board of Directors adopted the 1986 Incentive Stock Option Plan" (the "1986 Plan"). The 1986 Plan was approved by the Company's shareholders in April, 1986. In December, 1986, the 1986 Plan was amended to authorize the issuance of non-qualifying stock options ("Non-Qualifying Options") with a maximum exercise period of ten years and to bring the administration of outstanding Non-Qualifying Options within the 1986 Plan.

         Pursuant to the 1986 Plan, 700,000 shares of the Company's Common Stock were reserved for issuance upon exercise of options. Options are granted by an independent committee appointed by the Board of Directors of the Company and no member of such committee is eligible to receive any options under the 1986 Plan. Options permit the grantees to purchase shares of the Company's Common Stock at a price equal to at least 100% of the market value of the stock at the date of grant. The Options are exercisable for a period of up to five years from the date of the grant, in the case of Incentive Stock Options and ten years in the case of Non-Qualifying Stock Options, are non-transferable and are not exercisable after 3 months if the employee leaves the Company's employ.

         All options to purchase shares of Common Stock available had been granted under the 1986 Plan prior to its expiration in 1996.

         In September, 1990, the Board of Directors adopted the 1990 Employee Stock Incentive Plan (the "1990 Plan"). The 1990 Plan was approved by the Company's stockholders at the Company's Annual meeting in November, 1990. Pursuant to the 1990 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until September 25, 2000, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 1,000,000 shares of the Company's Common Stock.

         Pursuant to the 1990 Plan, an independent committee, in its discretion, determines those directors of the Company to be granted Director Stock Options and those officers and other key employees of the Company, its subsidiaries and affiliates to be granted Employee Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards or a combination, thereof; the type of grants to be made; the number of shares subject to such grants; the terms and conditions of the awards, including restrictions on Director Stock Options, Employee Stock Options or other awards and/or the stock relating thereto based on performance and/or such other factors as the Committee in its sole discretion determines and vesting acceleration features based on performance and/or such other factors as the Committee in its sole discretion determines; and whether, to what extent and under what circumstances stock and other amounts payable with respect to an award may be deferred either automatically or at the participant's election. Grants of options to purchase -0- shares were made under the 1990 Plan during Fiscal 2001.

         All options to purchase shares of Common Stock available had been granted under the 1990 Plan prior to its expiration in 2000.

         In March 1997 the Company's Board of Directors adopted the 1997 Equity Incentive Plan (the "1997 Plan"). The 1997 Plan was approved by the Company's stockholders at the Company's Annual meeting in May, 1997. Pursuant to the 1997 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until July 31, 2007, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 600,000 shares of the Company's Common Stock. No grants of options were made under the 1997 Plan during Fiscal 2002.

         As of November 30, 2002, there were 2,122 options available to be granted under the 1997 Plan.

         In September 1999 the Company's Board of Directors adopted the 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan was approved by the Company's stockholders at the Company's Annual meeting in October 1999 and an amendment to the 1999 Plan was approved by the Company's stockholders at the Company's Annual Meeting in April 2002. Pursuant to the 1999 Plan, as amended, eligible participants of the Company, its subsidiaries and affiliates may receive, until August 31, 2009, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 2,000,000 shares of the Company's Common Stock. Grants of options to purchase 136,000 shares were made under the 1999 Plan during Fiscal 2002.

         As of November 30, 2002, there were options to purchase 1,260,106 shares of Common Stock available to be granted under the 1999 Plan.

         The following table sets forth as to each executive officer of the Company listed in the Summary Compensation table above concerning certain options granted during the year ended November 30, 2002:

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                              Price Appreciation for
                                                Individual Grants                                 Option Term (1)
                     ------------------------------------------------------------------------ ------------------------
                                      % of Total
                                     Options/SARs
                                      Granted to    Exercise or   Market Price
                      Options/SARs   Employees in    Base Price    on Date of    Expiration
Name                    Granted       Fiscal Year    Per Share        Grant         Date        5%($)       10%($)
                     --------------- -------------- ------------- -------------- ------------ ----------- ------------
Michael W. Cox           0 / 0          0 / N/A        $ N/A          $ N/A          N/A         $ N/A        $ N/A

Jane A. Murray         30,000 / 0      22% / N/A       $6.94          $6.94      10/24/2012     $547,336     $748,217

John W. Siegel            0 / 0        0% / N/A       $ N/A           $ N/A          N/A         $ N/A       $ N/A

Teri Kraf              15,000 / 0      11% / N/A       $6.94          $6.94      10/24/2012     $273,668     $374,109

Debra Fenton             0 / 0          0 / N/A        $ N/A          $ N/A           N/A          $ N/A       $ N/A
-------------------

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

         The following table sets forth as to each executive officer listed in the Summary Compensation table above certain information concerning the exercise of options during the year ended November 30, 2002 and options outstanding as of such date:

                           Shares                                                           Value of Unexercised
                        Acquired on       Value        Number of Unexercised Options        In-the-Money Options
Name                      Exercise       Realized      Excercisable / Unexercisable      Exercisable / Unexercisable
----                      --------       --------      ----------------------------      ---------------------------
Michael W. Cox                  0          $ 0              315,500  /  0                     $1,524,825 / $ 0

Jane A. Murray                  0          $ 0                87,667 / 78,333                $ 175,905 / $6,300

John W. Siegel             14,500      $177,136              109,292/ 38,083                $376,363 / $88,876

Teri Kraf                  25,000      $223,750              109,008 / 15,000                 $353,600 / $3,150

Debra Fenton                8,000      $  83,920                41,400 / 0                      $69,375 / $0

Report on Executive Compensation

         As described above, the Board formed the Compensation Committee on December 6, 2001. The members of the Compensation Committee are Bruce F. Wesson, Chairman, David Feldman and Herbert H. Sommer, none of whom are employees of the Company. Mr. Sommer's law firm provides legal services to the Company and he has indicated that he will resign as a member of the Compensation Committee at the Annual Meeting. The Compensation Committee has the authority to fix the Company's compensation arrangements with the Chief Executive Officer and Chief Operating Officer and has the exclusive authority to grant options and make awards under the Company's equity compensation plans. Consistent with changes in the Delaware General Corporation Law in 2001, the Compensation Committee, from time to time, delegates to the Company's Chief Executive and Chief Operating Officers the authority to grant a specified number of options to non-executive officers. The Compensation Committee also reviews the Company's compensation policies relating to all executive officers.

         The Compensation Committee's goal is to develop executive compensation policies that offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

         Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of stock options and matching contributions under the 401(k) Savings Plan. Compensation levels for executive officers of the Company was determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Compensation Committee's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, the Compensation Committee considers the Company's financial position and cash flow in making compensation decisions.

         The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2002, the Company also made matching contributions to the 401(k) Savings Plan for those participants.

         Evaluation Procedures
         ---------------------

         The Compensation Committee initially undertook to review executive officer compensation (other than that of the Chief Executive Officer) with the Chief Executive Officer and Chief Operating Officer. Its evaluation was expanded to cover the appropriateness of compensation of the Chief Executive and Chief Financial Officers, as we as the renewal of the terms of a new employment agreement for the Chief Executive Officer for the three fiscal years ending November 30, 2005. The Compensation Committee also retained the services of an independent consulting firm to assist it in establishing guidelines for various executive officers.

         Based on such evaluation, the Compensation Committee believes that compensation paid in Fiscal 2002 to the named executive officers is consistent with the Company's compensation philosophy and objectives.

         CEO Compensation
         ----------------

         Mr. Cox's salary and bonus targets for Fiscal 2002 were determined in accordance with a 1998 amendment to his employment agreement which was approved by the Board, acting through an ad hoc committee of independent directors consisting of Mr. Burns and Howard Waltman, who served as the Company's Chairman until March 1999.

         During January 2001 Mr. Cox achieved all the targets set forth in the agreement relating to the number of lives under the management of the Company's disease management systems and his salary was increased to $250,000. Mr. Cox did not receive cash bonuses set froth in the agreement which were based upon net earnings.

         In evaluating Mr. Cox's compensation for Fiscal 2002 and discussing a new agreement with Mr. Cox for the three fiscal years ending November 30, 2005, the Compensation Committee and its consultant compared the Company's practices and levels to those of other companies involved in similar businesses. Because of the disparity between companies engaged in disease management, the data is considered as guidance and not dispositive in setting compensation. Nevertheless, the Compensation Committee determined that the compensation paid to Mr. Cox in Fiscal 2002 was appropriate and recommended the terms of Mr. Cox's new employment agreement, described below, to the Board for approval.

Submitted by:

Executive Evaluation and Compensation Committee

         Bruce F. Wesson, Chairman
         David Feldman
         Herbert Sommer

Employment Agreement

         The Company entered into a three-year employment agreement with Mr. Cox effective December 1, 2002. The agreement provides for a base salary of $280,000 for Fiscal 2003, with such increases as are approved by the Compensation Committee. The agreement also provides for a potential bonus equal to 100% of his base salary. Among the performance goals established for the first year of the agreement are the execution of definitive agreements in connection with the Company's Disease Management Project with Pacificare Health Systems, Inc. and Alere Medical, Inc. The agreement provides for a severance payment of $2,500,000 to Mr. Cox in the event that he is terminated for any reason other than for cause or he resigns following a "change in control" as defined in the agreement.

Consulting Agreement

         In December 2001, the Company entered into a consulting agreement with Dr. Richard Levin, the Company's former Vice President and Medical Director. Pursuant to the agreement, Dr. Levin will serve as Chairman of the Medical/Clinical Development Committee and as Medical Spokesman for the Company, devoting such time and attention to the Company as he and the Company deem appropriate. In exchange for these services, Mr. Levin receives annual compensation of $125,000 per year commencing January 1, 2002.

Certain Relationships and Related Transactions

         During Fiscal 2002, the Company paid Sommer & Schneider LLP $48,000 for legal services. Mr. Sommer, a director of the Company, is a partner of Sommer & Schneider LLP. The Audit Committee of the Board of Directors approved an increase in the monthly retainer paid to Sommer & Schneider LLP to $7,000 for Fiscal 2003.

         It is the Company's policy not to engage in transactions with officers, directors, principal stockholders or affiliates or any of them unless such transactions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated party in an arm's length transaction. During Fiscal 2002 there were no other transactions between the Company and any officer, director or principal stockholder except as disclosed above and those with respect to executive compensation and stock options.


                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns on the common stock of the Company from November 30, 1997 through November 30, 2002 with the cumulative total return on the NASDAQ Stock Market - U.S. and the cumulative total return on a group of NASDAQ Health Services Stocks (SIC Code
80) compiled by the Center for Research in Security Prices at the University of Chicago (the "Peer Group"). The Company did not pay any dividends during this period.

         The graph assumes an investment of $100 in each of the Company, the NASDAQ Stock Market - U.S. and the Peer Group on November 30, 1997. The comparison also assumes that all dividends are reinvested.

                                {GRAPH OMMITTED]


                            Raw                             Index
              NASDAQ      Health      Qmed        NASDAQ    Health       Qmed
              ------      ------      ----        ------    ------       ----
   1997      530.649      532.314     7.500      100.000    100.000     100.000
   1998      650.537      419.473     3.813      122.593     78.802      50.840
   1999     1117.587      328.058     2.875      210.608     61.629      38.333
   2000      866.703      415.942     6.125      163.329     78.138      81.667
   2001      645.672      504.289     9.990      121.676     94.735     133.200
   2002      498.797      487.878     7.150       93.998     91.652      95.333

         The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Amper, Politziner & Mattia, P.A., independent certified public accountants, to serve as auditors for Fiscal 2003. Amper, Politziner & Mattia, P.A. audited the Company's financial statements as of and for each of the years ended November 30, 2000, 2001 and 2002.

Fees

         The aggregate fees billed by Amper, Politziner & Mattia, P.A. for professional services rendered for the audit of the Company's annual financial statements for the Fiscal 2002, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for Fiscal 2002, were approximately $62,000 and $11,000 for other professional services. The Company did not pay Amper, Politziner & Mattia, P.A. for financial information systems or implementation services during Fiscal 2002. Audit and review fees billed by Amper, Politziner & Mattia, P.A. for Fiscal 2001 were approximately $45,000 and $9,200 for other professional services.

         In appointing Amper, Politziner & Mattia, P.A. as the Company's independent accountant for Fiscal 2003, the Audit Committee has considered whether the non-audit services provided by Amper, Politziner & Mattia, P.A. are compatible with maintaining their independence.

         A representative of the firm of Amper, Politziner & Mattia, P.A. is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the Nasdaq SmallCap Market Listing Standards. The Board adopted a written charter for the Audit Committee on June 9, 2000, which was attached to the Company's 2001 proxy statement. The Company operates with a December 1 to November 30 fiscal year. The Audit Committee met four times relating to the 2002 financial statements and fiscal year audit.

         The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee discussed with Amper, Politziner & Mattia, P.A., the Company's independent accountants during the 2002 fiscal year, the matter required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

         The Audit Committee received from Amper, Politziner & Mattia, P.A. the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002, and be filed with the U.S. Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

         A. Bruce Campbell, Chairman
         David Feldman

                                  ANNUAL REPORT

         The Company's annual report on Form 10-K for Fiscal 2002 is enclosed herewith.

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                                   QMED, INC.
                               25 Christopher Way
                               Eatontown, NJ 07724
                            Attn: Investor Relations


                              STOCKHOLDER PROPOSALS

         Proposals by Stockholders intended to be presented at the next Annual Meeting to be held in 2004 must be received by the Secretary of the Company by December 12, 2003 in order to be eligible to be included in the proxy statement for that meeting.


                                 OTHER BUSINESS

         There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                                                            QMED, INC.



                                                            Herbert H. Sommer
                                                            Secretary

                                                                       Exhibit A


                                   QMED, INC.
                       2003 OUTSIDE DIRECTORS EQUITY PLAN


1.       PURPOSE

         The loyal and dedicated service of "outside" directors is essential to the growth and progress of any public company. Accordingly, the Outside Directors Equity Plan (the "Plan") of QMed, Inc. (the "Company") has been adopted to better enable the Company to retain and attract qualified outside directors to serve on the Company's Board of Directors, while reducing the Company's cash outlay of director's fees. The Plan is also designed to provide a stronger nexus between the contributions made to the Company by its outside directors and the value of the compensation they receive.

2.       ADMINISTRATION

         The Plan will be administered by the Executive Evaluation and Compensation Committee of the Board of Directors (or successor thereto) (the "Committee"). Awards of the Company's Common Stock, par value $.001 per share ("Stock"), and options to purchase the Stock ("Options"), and the amount and nature of the Stock and Options so awarded, will be automatic, as provided in Sections 5 and 6 of the Plan. All questions of interpretation of the Plan will be determined by the Committee. Such determinations will be final and binding upon all persons having an interest in the Plan.

3.       PARTICIPATION IN THE PLAN

         Directors who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Plan.

4.       STOCK SUBJECT TO THE PLAN

         4.1. Total Shares Available. Up to two hundred fifty thousand (250,000) shares (subject to adjustment under Section 11 of the Plan) of Stock are authorized for issuance under the Plan. Such shares of Stock may be issued (i) outright, pursuant to deferred elections set forth in Section 5 of the Plan, or
(ii) upon the exercise of Options. The total number of shares of Stock awarded under (i) and (ii) shall not exceed 250,000. The Company may issue authorized but unissued shares of its Stock, may repurchase shares in the open market or in private transactions, or may otherwise make a sufficient number of shares available under the Plan. The Company shall not be required to reserve or otherwise set aside funds or shares of Stock for the payment of its obligations hereunder. The Company shall make available as and when required a sufficient number of shares of Stock to meet the needs of the Plan.

         4.2. Unexercised or Expired Options. Upon the expiration or termination of any Option under the Plan, the Stock allocable to the unexercised or surrendered portion of such Option will revert to the Plan's pool of Stock, and may thereupon become subject to Stock and Options subsequently awarded under the Plan.

5.       AWARDS OF STOCK

         5.1. Fair Market Value of Stock. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the Nasdaq Stock Market, Inc. (NASDAQ) National Market System or Small Cap Market, or if not then traded or listed on that system, on the securities trading system or stock exchange on which the Stock is then primarily traded or listed; or if the stock is not traded or listed on an exchange the average of the reported bid and ask price on such date.

         5.2. Election. Awards of Stock will be made to each eligible director who has submitted to the Committee a written election to receive Stock in lieu of all or any part of the compensation which is not being deferred under any other plan and which otherwise would have been payable currently for services rendered as a director (including the director's retainer, committee and meeting fees) and, where applicable, as Chairman, specified as a percentage of such fees. An initial election shall be made 30 days after the effective date of this plan. In the case of a new director, such election may be effective immediately if received within a reasonable time after the director's election. Each such election shall be effective until revoked by a later written election, but no such later election or modified shall become effective until the first calendar year to begin at least 5 days after the later election is received by the Company.

         5.3. Stock Awards and Formula. On each date of payment of directors fees, a director who has previously submitted an appropriate election to receive Stock in accordance with Section 5.2 above shall receive Stock, as deferred compensation, calculated to the nearest one-thousandth of a share, determined in accordance with the following formula:

        Directors Compensation   x   Percentage Deferred           Number
   --------------------------------------------------------   =   of Shares
    Fair Market Value of Stock On the Day Preceding Payment   =   of Stock


         5.4 Payment Dates. The date of payment for annual director, chairman and committee fees shall be the date of the first meeting of the Company's board of directors following the company's annual meeting of shareholders. Payment dates for board and committee meetings shall be the date of such meetings.

         5.5 Deemed Investments. All amounts deferred for a calendar year shall be treated as having been invested in shares of Common Stock, and the directors account shall be adjusted as set forth below. Each such director's account shall be expressed in shares of Common Stock. In the event any director ceases to be a director during a calendar year, any unearned fees and retainers which were deferred in such calendar year shall be forfeited at the then current Fair Market Value of the Common Stock. Such forfeitures shall not be credited to any other director's account, but shall be kept in a suspense account to be used for the deemed investment of deferrals in subsequent calendar years.

         There shall be credited to each director's account an amount equal to dividends or other distributions with respect to Common Stock at the time such dividends or other distributions are paid or made. With respect to cash amounts so paid, such amounts shall be treated as having been invested in shares of Common Stock.

         No director may acquire under the Plan more than one (1%) percent of the shares of Common Stock outstanding on the date the Plan was adopted, and together with all plans of the Company (other than plans for which shareholder approval is not required) more than five (5%) percent of the Common Stock outstanding on the date the Plan was adopted.

         5.6 Distribution. The Common Stock that each director shall be deemed to have invested in shall be distributed to such director upon the earlier to occur of:

                  (a) Death of the director;

                  (b) Disability of the director preventing continued service on the Board;

                  (c) A Change in Control as hereinafter defined; or

                  (d) A date specified by the director or, if no date is so specified, the date of termination of service as a director.

         Upon the occurrence of an event specified above, a director or his beneficiary will receive any amounts credited to his or her account in a single lump sum payment, or, if elected at least one year prior to the event, installment payments as determined by the director. A director may elect to change an election to defer payments pursuant to paragraph (d) above if such election is made at least one year prior to the event, and provided that any date specified pursuant to paragraph (d) shall not be earlier than the date n which the director is then entitled to payment of the amounts credited to the director's account. The last election of the time and form of distribution will govern all payments unless such election is made within one year of the date of distribution. All distributions shall be made in the form of Common Stock. If payment is made in installments, the account shall continue to be invested in accordance with the provisions of Section 5.5. A director shall have the right to designate a beneficiary in the event of the director's death, or in the absence of any such designation, the beneficiary shall be the director's estate.

         5.7 Share Certificates, Voting and Other Rights. Any Common Stock held on behalf of a director prior to distribution shall be held in a rabbi trust subject to the claims of the Company's general creditors in the event of the Company's insolvency. Prior to distribution no director shall be entitled to any voting, dividend or distribution rights, however, the trustee of the rabbi trust shall have all such rights with respect to all such shares. No certificates for Common Stock shall be issued to a director until a distribution event occurs as provided in Section 5.6 above. Upon distribution, the certificates for shares issued hereunder shall be issued in the name of such director.

         5.8 Fractions of Shares. The Company shall not issue fractions of shares. Whenever the terms of the Plan a fractional share would otherwise be required to be issued, the director shall be issued full share in lieu of such fractional share based upon the same Fair Market Value which was utilized to determine the number of shares to be issued on the relevant payment date.

         5.9 Change in Control. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to
Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

                  (a) A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

                  (b) During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of the Company cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (c) The Company shall cease to be a publicly owned corporation having its outstanding stock listed on the or quoted in the NASDAQ National Market System, NASDAQ Small Cap Market or national securities exchange.

         5.10 General Restrictions. The issuance of shares or the delivery of certificates for such shares to director share under shall be subject to the requirement that, if at any time the general counsel of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the general counsel.

6.       AWARDS OF OPTIONS

         All Options awarded under the Plan will be "non-statutory options," and therefore are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). Each Option awarded under the Plan will be evidenced by a written agreement, grant certificate or electronic notice in such form as the Committee may from time to time approve, consistent with and subject to the following terms and conditions:

         6.1. Exercise Price of Options. The exercise price of Options to be awarded with respect to any calendar quarter shall be one hundred percent (100%) of the Fair Market Value of the Stock on the day preceding.

         6.2. Option Awards and Formula. Following stockholder approval of this Plan, each eligible director shall receive 2,500 Options on the date of the first meeting of the Board of Directors immediately following each annual meeting of the Company's stockholders during the term of the Plan.

         6.3. Exercise of Options. Options may be exercised at any time commencing one year after their grant. To exercise an Option in whole or in part, the holder of an Option ("Optionee") shall give written or approved electronic notice of exercise to the Company's Stock Option Administrator specifying the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares either in cash or in such other consideration as approved by the Committee in its sole discretion including, but not limited to, (i) shares of previously owned Common Stock held by the Optionee for at least six (6) months, or (ii) in the event of hardship and with the advance approval of the Committee, the Company's retention of shares of Common Stock otherwise issuable to the Optionee upon exercise. Shares of Stock used to make payments under subsections (ii) and (iii) shall be valued at Fair Market Value on the date such notice is received by the Stock Option Administrator (or if unavailable on such date, on the next preceding trading date), and the number of shares to be required for payments under (ii) or (iii) shall be rounded to the nearest whole share so that no cash payment shall be required by reason of any fractional amount.

         6.4. Termination of Options.

                  (a) Options awarded pursuant to the Plan may not be exercised after the tenth anniversary of the date of grant. Any Options which have not been exercised on or before such tenth anniversary shall thereupon expire.

                  (b) Any Option granted hereunder shall terminate if the director, prior to the first anniversary of the date of grant, ceases to serve as such for any reason, except death or retirement.

                  (c) Any Option awarded a director under the Plan and unexercised, in whole or in part, on the date of his death may be exercised by the personal representative of the deceased director's estate, or by any heir, devisee, or other taker who, by will or operation of law, is entitled to said Option or any portion thereof. In each such case, such Option(s) may be exercised at any time on or before the third anniversary of the director's death or the tenth anniversary of the date of grant, whichever shall be earlier.

         6.5. No Shareholder Rights By Reason of Options. A director does not have any rights whatsoever as a shareholder with respect to any unexercised Option until the date of the issuance to that director of a stock certificate(s) for shares to be issued upon the proper exercise of said Option. No adjustment will be made for dividends or other rights with respect to which the record date occurs prior to the date such certificate is issued.

         6.6. Options Not Assignable Or Transferable. Options awarded under the Plan are not assignable or transferable other than by will or by the laws of intestate succession. During the lifetime of a director, Options awarded under the Plan will be exercisable only by that director.

7.       LIMITATION OF RIGHTS

         7.1. No Right to Continue as a Director. Neither the Plan, the awarding of any Stock or Option, nor any other action taken pursuant to the Plan constitutes or is evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

         7.2. No Rights to Receive Stock or Options After Eligibility Ceases. A director has no rights to receive Stock or Options under the Plan, and will not receive any Stock or Options for any calendar quarter, or part thereof, once he or she: (i) becomes an employee of the Company or any subsidiary of the Company; or (ii) ceases to be a director.

         7.3. Limitation on Rights of Optionee. Except as expressly provided in
Section 9, an Optionee shall have no rights by reason of the issuance of (i) shares of Stock pursuant to this Plan, (ii) additional shares of Stock, (iii) any other security or debenture convertible into Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Stock subject to an Option or the exercise price.

         7.4. Rights of the Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional shares of stock; to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; to participate in a merger, consolidation, or share exchange with another corporation; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

8.       ADJUSTMENTS

         In the event any change is made to the Stock by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, including but not limited to any change whereby the Stock is converted into or exchanged for another class of shares or shares of another entity, appropriate and comparable adjustments will be made to the number and kind of shares subject to the Plan, and to the number and kind of shares and price per share of Stock subject to outstanding Options issued pursuant to the Plan, and the prices of Stock used in calculating the Fair Market Value of the Stock under Section 5.1. All such adjustments will be made in such a manner as avoids dilution or enlargement of the rights of directors under the Plan.

9.       AMENDMENT OF THE PLAN

         The Board of Directors of the Company may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided that, without approval of the shareholders of the Company, no revision or amendment may change the number of shares subject to the Plan (except as provided in Section 9 of the Plan) or materially increase the benefits accruing to participants under the Plan, and provided further that no revision or amendment or termination shall, without the consent of the affected director(s), impair the rights of any director under any Option previously awarded.

10.      LEGAL RESTRICTIONS

         (a) The Company will not be obligated to issue shares of Stock if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel by the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any Option.

         (b) Of the 250,000 shares subject to the Plan, no single director may acquire from these new shares more than 145,110 shares, which is one percent of the shares outstanding as of February 4, 2003.

11.      RULE 16b-3 COMPLIANCE

         11.1. Six-Month Holding Period. Unless an Optionee could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

         11.2. Other Compliance Provisions. The Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by an Optionee is exempt from liability under Rule 16b-3, except that Optionees may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Optionee regarding the non-exempt nature of the transaction. The Committee may authorize the Company to repurchase any Option or shares of Stock acquired under the Plan in order to prevent an Optionee from incurring liability under Section 16(b). Unless otherwise specified by the Optionee, equity securities, including derivative securities, acquired under the Plan which are disposed of by an Optionee shall be deemed to be disposed of in the order acquired by the Optionee.

12.      GOVERNING LAW

         The Plan will be governed, and its provisions construed, in accordance with the laws of the State of Delaware and applicable federal law, without regard to conflicts of law.


___________________

Approved by the Board of Directors February 10, 2003.

Approved by the Stockholders ______________, 2003.

                                     [FRONT]


                                                                           PROXY

                                   QMED, INC.
                               25 Christopher Way
                           Eatontown, New Jersey 07724

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Michael W. Cox and Herbert H. Sommer as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side, all of the shares of common stock of QMed, Inc. held of record by the undersigned on April 8, 2003, at the annual meeting of stockholders to be held on May 12, 2003 or any adjournment thereof.

                                     [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposal 1 through 3, inclusive.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. ELECTION OF DIRECTORS

Nominees:        Michael W. Cox, Bruce F. Wesson, Jane A. Murray, David Feldman,
                 Richard I. Levin, Lucia L. Quinn, John J. Gargana, Jr.,
                 A. Bruce Campbell and Herbert H. Sommer

                        FOR                             WITHHELD
                     all nominees                    from all nominees

FOR, except vote withheld from the following nominee(s):


2. To approve the QMed, Inc 2003 Outside Directors Equity Plan.

                      For [ ]      Against [ ]       Abstain [ ]

3. To ratify the selection of Amper, Politziner & Mattia to serve as the Company's independent certified public accountants.

                      For [ ]      Against [ ]       Abstain [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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             Signature                                                Date


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             Signature                                                Date